                                                                      Exhibit 11



                       STANT CORPORATION AND SUBSIDIARIES
                         COMPUTATION OF INCOME PER SHARE
                     ($ in Thousands, Except Per Share Data)



                                                                          Year Ended December 31,
                                                                     -------------------------------
                                                                       1996       1995         1994
                                                                     -------    -------     --------

Income Before Extraordinary Loss and Cumulative Effect of
   Accounting Change                                                 $21,419    $14,659     $16,399

Extraordinary Loss on Extinguishment of Debt (Net of Tax Benefit
   of $315)                                                               --         --        (435)
Cumulative Effect of Accounting Changes (Net of Tax Benefit
   of $303)                                                               --         --        (418)
                                                                     -------    -------     --------
Net Income Applicable to Common Stock                                $21,419    $14,659     $15,546
                                                                     -------    -------     --------
                                                                     -------    -------     --------
Primary Income Per Share of Common Stock
   Income Before Extraordinary Loss and Cumulative Effect of
      Accounting Change                                              $  1.28    $  0.88     $  0.97
   Extraordinary Loss                                                     --         --       (0.03)
   Cumulative Effect of Accounting Change                                 --         --       (0.02)
                                                                     -------    -------     --------
   Net Income                                                        $  1.28    $  0.88     $  0.92
                                                                     -------    -------     --------
                                                                     -------    -------     --------

   Weighted Average Common Shares Outstanding                         16,227     16,227      16,227
   Common Stock Equivalents-Effects of Exercise of Stock Options         434        459         727
                                                                     -------    -------     --------
   Average Common Stock and Equivalents Outstanding                   16,661     16,686      16,954
                                                                     -------    -------     --------
                                                                     -------    -------     --------
Fully Diluted Income Per Share of Common Stock:
   Income Before Extraordinary Loss and Cumulative Effect of
      Accounting Change                                              $  1.26    $  0.88     $  0.97
   Extraordinary Loss                                                     --         --       (0.03)
   Cumulative Effect of Accounting Change                                 --         --       (0.02)
                                                                     -------    -------     --------
   Net Income                                                        $  1.26    $  0.88     $  0.92
                                                                     -------    -------     --------
                                                                     -------    -------     --------


Weighted Average Common Shares Outstanding                            16,227     16,227      16,227
Common Stock Equivalents-Effect of Exercise of Stock Options             783        464         727
                                                                      -------   --------     -------
Average Common Stock and Equivalents Outstanding                      17,010     16,691      16,954
                                                                      -------   --------     -------
                                                                      -------   --------     -------














                                      E-59